Exhibit 1.1

Black Hills Corporation

1,222,942 Shares of Common Stock, Par Value $1.00 Per Share

UNDERWRITING AGREEMENT

February 24, 2020

BMO Capital Markets Corp.
3 Times Square, 25th Floor

New York, New York 10036

Ladies and Gentlemen:

1. Introductory. Black Hills Corporation, a South Dakota corporation (the “Company”), agrees with BMO Capital Markets Corp. (the “Underwriter”) to issue and sell to the Underwriter 1,222,942 shares (the “Offered Securities”) of its common stock, par value $1.00 per share (the “Securities”).

2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriter that:

(a) Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form S-3 (No. 333-219705), including a related prospectus or prospectuses relating to the Offered Securities, covering the registration of the Offered Securities under the Act, which has become effective. “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time. For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

For purposes of this Agreement:

“430B Information” means information included in a prospectus relating to the Offered Securities then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“430C Information” means information included in a prospectus relating to the Offered Securities then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means approximately 4:15 p.m. (Eastern time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Time” of the Registration Statement relating to the Offered Securities means the time of the first contract of sale for the Offered Securities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus”, as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange and the NASDAQ Stock Market (“Exchange Rules”).

“Statutory Prospectus” with reference to any particular time means the prospectus relating to the Offered Securities that is included in the Registration Statement immediately prior to that time, including all 430B Information and all 430C Information with respect to the Registration Statement. For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(b) Compliance with Securities Act Requirements. (i) (A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) at the Effective Time relating to the Offered Securities and (D) on each Closing Date, the Registration Statement conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) (A) on its date, (B) at the time of filing the Final Prospectus pursuant to Rule 424(b) and (C) on each Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(c) Automatic Shelf Registration Statement. (i) Well-Known Seasoned Issuer Status. (A) At the time of initial filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Offered Securities in reliance on the exemption of Rule 163, the Company was a “well known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405.

(ii) Effectiveness of Automatic Shelf Registration Statement. The Registration Statement is an “automatic shelf registration statement”, as defined in Rule 405, that initially became effective within three years of the date of this Agreement. If immediately prior to the Renewal Deadline (as hereinafter defined), any of the Offered Securities remain unsold by the Underwriter, the Company will prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Offered Securities, in a form reasonably satisfactory to the Underwriter. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Offered Securities, in a form reasonably satisfactory to the Underwriter, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the expired registration statement relating to the Offered Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be. “Renewal Deadline” means the third anniversary of the initial effective time of the Registration Statement.

(iii) Eligibility to Use Automatic Shelf Registration Form. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form. If at any time when Offered Securities remain unsold by the Underwriter the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (A) promptly notify the Underwriter, (B) promptly file a new registration statement or post-effective amendment on the proper form relating to the Offered Securities, in a form reasonably satisfactory to the Underwriter, (C) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (D) promptly notify the Underwriter of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(iv) Filing Fees. The Company has paid or shall pay the required Commission filing fees relating to the Offered Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(d) Ineligible Issuer Status. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Offered Securities and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer”, as defined in Rule 405, including (A) the Company or any subsidiary of the Company in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (B) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.

(e) General Disclosure Package. As of the Applicable Time, neither (i) the Final Prospectus Supplement, dated February 24, 2020, including the base prospectus of the Company, dated August 4, 2017 (which is the most recent Statutory Prospectus distributed to investors generally), and the other information, if any, stated in Schedule B to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 8(b) hereof.

(f) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Underwriter as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Underwriter and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(g) Good Standing of the Company. The Company has been duly incorporated and is existing and in good standing under the laws of the State of South Dakota, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Final Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).

(h) Subsidiaries. Each subsidiary of the Company has been duly incorporated or organized, as the case may be, and is existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, result in a Material Adverse Effect; and each subsidiary of the Company is duly qualified to do business as a foreign corporation, limited partnership, general partnership or limited liability company, as the case may be, in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, result in a Material Adverse Effect; all of the issued and outstanding capital stock or partnership or limited liability company interests, as the case may be, of each subsidiary of the Company has been duly authorized and validly issued and, with respect to the capital stock of each subsidiary that is a corporation, is fully paid and nonassessable; and, except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the capital stock or partnership or limited liability company interests, as the case may be, of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

(i) [Intentionally omitted]

(j) The Offered Securities. The Offered Securities to be issued and sold by the Company to the Underwriter hereunder have been duly authorized and, when issued and delivered to and paid for by the Underwriter in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable; and the issuance of the Offered Securities is not subject to any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person or entity. The Offered Securities delivered by the Company to the Underwriter on the Closing Date will conform to the descriptions thereof in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(k) Capitalization. All the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the General Disclosure Package and the Final Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options.

(l) NYSE. The outstanding shares of the Securities are listed on the NYSE and the Company has submitted a supplemental listing application with respect to the Offered Shares.

(m) No Finder’s Fee. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(n) Registration Rights. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”), and any person to whom the Company has granted registration rights has agreed, if necessary, not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 5 hereof.

(o) Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the consummation of the transactions contemplated by this Agreement in connection with the offering, issuance and sale of the Offered Securities by the Company, except such as have been obtained or made and such as may be required under state securities laws.

(p) Title to Property. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them that are material to the Company and its subsidiaries taken as a whole, in each case free from liens, charges, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them and, except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company and its subsidiaries hold any leased real or personal property that is material to the Company and its subsidiaries taken as a whole under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them.

(q) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement, and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof, will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws or other organizational documents of the Company or any of its subsidiaries, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject, except, in the case of clauses (ii) and (iii), as would not, individually or in the aggregate, result in a Material Adverse Effect. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(r) Absence of Existing Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its respective charter, by-laws or organizational documents or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.

(s) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(t) Possession of Licenses. The Company and its subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary or material to the conduct of the business now conducted or proposed in the General Disclosure Package to be conducted by them and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(u) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that could have a Material Adverse Effect.

(v) Possession of Intellectual Property. The Company and its subsidiaries own, possess, or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(w) Environmental Laws. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(x) Accurate Disclosure. The statements in the Registration Statement, General Disclosure Package and the Final Prospectus under the headings “Description of Capital Stock”, “Material United States Federal Income Tax Considerations” and “Underwriting”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects and present the information required to be shown.

(y) Absence of Manipulation. The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(z) Internal Controls and Compliance with the Sarbanes-Oxley Act. Except as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company, its subsidiaries and the Company’s Board of Directors (the “Board”) are in compliance in all material respects with Sarbanes- Oxley and all applicable Exchange Rules. The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply in all material respects with the Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Internal Controls are, or upon consummation of the offering of the Offered Securities will be, overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules. Since the date of the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, the Company has not publicly disclosed or reported to the Audit Committee or the Board, and within the next 90 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, (i) any significant deficiency in the design or operation of Internal Controls that could adversely affect the Company’s ability to record, process, summarize and report financial data, any material weakness in Internal Controls, any material change in Internal Controls or any fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”) or (ii) any material violation of, or failure to comply with, the Securities Laws.

(aa) Absence of Accounting Issues. A member of the Audit Committee has confirmed to the Chief Executive Officer, Chief Financial Officer or General Counsel of the Company that, except as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Audit Committee is not reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the Audit Committee review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three fiscal years; or (iii) any Internal Control Event.

(bb) Litigation. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are, to the Company’s knowledge, threatened or contemplated.

(cc) Financial Statements. The financial statements included in the Registration Statement, the General Disclosure Package and the Final Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and the schedules included in the Registration Statement present fairly the information required to be stated therein. The interactive data in extensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus fairly presents the information called for in all material respects and has been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto.

(dd) No Material Adverse Change in Business. Except as disclosed in the General Disclosure Package, since the end of the period covered by the latest audited financial statements included in the General Disclosure Package (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole that is material and adverse, (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock (other than regular quarterly cash dividends in respect of the Company’s common stock and declared and paid by the Company in the ordinary course of business) and (iii) there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries.

(ee) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(ff) Ratings. No “nationally recognized statistical rating organization” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company or (ii) has indicated to the Company that it is considering any of the actions described in Section 7(d)(ii) hereof, except as has been publicly disclosed by the applicable nationally recognized statistical rating organization.

(gg) Foreign Corrupt Practices Act. Within the last five years, none of the Company, any of its subsidiaries or, to the Company’s knowledge, any director, officer, agent, employee, controlled affiliate or other controlled person acting on behalf of the Company or any of its subsidiaries has taken any action, directly or indirectly, that would reasonably be expected to result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and its subsidiaries conduct their businesses in material compliance with the FCPA.

(hh) Money Laundering Laws. The operations of the Company and its subsidiaries comply in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions in which the Company and its subsidiaries operate, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity applicable to the Company and its subsidiaries (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries.

(ii) OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, controlled affiliate or other controlled representative of the Company or any of its subsidiaries is an individual or entity currently the subject or target of any international economic sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”). The Company will not use the proceeds of the sale of the Offered Securities in violation of Sanctions.

(jj) Cybersecurity. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, or as would not, individually or in the aggregate, result in a Material Adverse Effect: (i) to the Company’s knowledge there has been no security breach or other compromise of or relating to any of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”); (ii) the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data; and (iii) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company and its subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices.

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at a purchase price of $81.0341 per Offered Security, the respective number of Offered Securities set forth opposite the name of the Underwriter in Schedule A hereto.

The Company will deliver the Offered Securities to or as instructed by the Underwriter for the accounts of the Underwriter in a form reasonably acceptable to the Underwriter against payment of the purchase price by the Underwriter in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Underwriter drawn to the order of the Company at the office of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, NY 10017, at 10:00 A.M., New York time, on February 27, 2020, or at such other time not later than seven full business days thereafter as the Underwriter and the Company determine, such time being herein referred to as the “Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering.

4. Offering by Underwriters. It is understood that the Underwriter proposes to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

5. Certain Agreements of the Company. The Company agrees with the Underwriter that:

(a) Filing of Prospectuses. The Company has filed or will file each Statutory Prospectus (including the Final Prospectus) pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and consented to by the Underwriter, subparagraph (5), such consent not to be unreasonably withheld or delayed) not later than the second business day following the earlier of the date it is first used or the execution and delivery of this Agreement. The Company has complied and will comply with Rule 433.

(b) Filing of Amendments; Response to Commission Requests. The Company will promptly advise the Underwriter of any proposal to amend or supplement the Registration Statement or any Statutory Prospectus at any time and will offer the Underwriter a reasonable opportunity to comment on any such amendment or supplement; and the Company will also advise the Underwriter promptly of (i) the filing of any such amendment or supplement, (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by the Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Underwriter of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriter and the dealers and any other dealers upon request of the Underwriter, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Underwriter’s consent to, nor the Underwriter’s delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d) Rule 158. As soon as practicable, but not later than 16 months, after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Act and Rule 158.

(e) Furnishing of Prospectuses. The Company will furnish to the Underwriter copies of the Registration Statement, including all exhibits, any Statutory Prospectus, the Final Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriter reasonably request. The Company will pay the expenses of printing and distributing to the Underwriter all such documents.

(f) Blue Sky Qualifications. The Company will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Underwriter reasonably designate and will continue such qualifications in effect so long as required for the distribution; provided that, in connection therewith, the Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to a general consent to service of process in any such jurisdiction.

(g) Reporting Requirements. During the period of five years hereafter, if any Offered Securities remain outstanding, the Company will furnish to the Underwriter and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Underwriter (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Underwriter may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Underwriter or the Underwriter.

(h) Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including but not limited to any filing fees and other expenses (including fees and disbursements of counsel to the Underwriter) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Underwriter reasonably designate and the preparation and printing of memoranda relating thereto, costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company including the chartering of airplanes (but excluding any separately-incurred travel expenses of employees and representatives of the Underwriter and the Underwriter), fees and expenses incident to listing any of the Offered Securities on the New York Stock Exchange, American Stock Exchange, NASDAQ Stock Market and other national and foreign exchanges, fees and expenses in connection with the registration of the Offered Securities under the Exchange Act, and expenses incurred in distributing the Final Prospectus (including any amendments and supplements thereto) to the Underwriter and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors.

(i) Use of Proceeds. The Company will use the net proceeds received in connection with this offering in the manner described in the “Use of Proceeds” section of the Registration Statement, the General Disclosure Package and the Final Prospectus and, except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of the Underwriter.

(j) Absence of Manipulation. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(k) Restriction on Sale of Securities. The Company will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any shares of the Securities or securities convertible into or exchangeable or exercisable for any shares of the Securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of the Securities or such other securities, in cash or otherwise, without the prior written consent of BMO Capital Markets Corp. for a period beginning on the date hereof and ending 60 days after the date of the Final Prospectus (the “Lock-Up Period”), other than (A) any Offered Securities issued and sold pursuant to the terms hereof, (B) any shares of the Securities issued upon the exercise of options previously granted or delivered upon the lapsing of restrictions on restricted stock units or other equity awards under any incentive plan, (C) grants of restricted stock, stock options, performance shares, phantom stock or other equity awards pursuant to the Company’s incentive plans, (D) offers and sales of Securities pursuant to the Company’s dividend reinvestment and direct stock purchase plan, retirement savings plan and non-qualified deferred compensation plan, (E) the filing of any registration statement under the Act on Form S-8 or Form S-3 with respect to any such plan and (F) the issuance of up to an aggregate of 5% of the number of Securities to be outstanding immediately following the completion of the transactions contemplated by this Agreement in connection with one or more acquisitions by the Company of the assets or capital stock of another person or entity, whether through merger, asset acquisition, stock purchase or otherwise; provided that each recipient of Securities pursuant to this clause (F) shall, on or prior to such issuance, execute a lock-up letter in substantially the form of Exhibit C-2 hereto with respect to the remaining portion of the Lock-Up Period.

6. Free Writing Prospectuses. (a) Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Underwriter, and the Underwriter represents and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus”, as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Underwriter is hereinafter referred to as a “Permitted Free Writing Prospectus”. The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus”, as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

(b) Term Sheet. The Company will prepare a final term sheet relating to the Offered Securities, containing only information that describes the final terms of the Offered Securities and otherwise in a form consented to by the Underwriter, and will file such final term sheet within the period required by Rule 433(d)(5)(ii) following the date such final terms have been established for the offering of the Offered Securities. Any such final term sheet is an Issuer Free Writing Prospectus and a Permitted Free Writing Prospectus for purposes of this Agreement. The Company also consents to the use by the Underwriter of a free writing prospectus that contains only (i) (A) information describing the preliminary terms of the Offered Securities or their offering or (B) information that describes the final terms of the Offered Securities or their offering and that is included in the final term sheet of the Company contemplated in the first sentence of this subsection or (ii) other information that is not “issuer information”, as defined in Rule 433, it being understood that any such free writing prospectus referred to in clause (i) or (ii) above shall not be an Issuer Free Writing Prospectus for purposes of this Agreement.

7. Conditions of the Obligations of the Underwriter. The obligations of the Underwriter to purchase and pay for the Offered Securities on the Closing Date will be subject to the accuracy of the representations and warranties of the Company herein (as though made on the Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) Accountants’ Comfort Letters. The Underwriter shall have received letters, dated, respectively, the date hereof and the Closing Date, of Deloitte & Touche LLP, confirming that it is a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and substantially in the form of Schedule C hereto (except that, in any letter dated the Closing Date, the specified date referred to in Schedule C hereto, as applicable, shall be a date no more than three days prior to the Closing Date).

(b) Filing of Prospectus. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Underwriter, shall be contemplated by the Commission.

(c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole which, in the judgment of the Underwriter, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 3(a)(62)), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Underwriter, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. Federal or New York authorities; (vii) any major disruption of settlements of securities, payment or clearance services in the United States or any other country where such securities are listed, or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Underwriter, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(d) Opinion of Counsel for Company. The Underwriter shall have received an opinion, dated the Closing Date, of Faegre Drinker Biddle & Reath LLP, counsel for the Company, in form and substance reasonably satisfactory to the Underwriter, to the effect set forth in Exhibit A hereto.

(e) Opinion of General Counsel to the Company. The Underwriter shall have received an opinion, dated the Closing Date, of Brian G. Iverson, General Counsel to the Company, in form and substance reasonably satisfactory to the Underwriter, to the effect set forth in Exhibit B hereto.

(f) Opinion of Counsel for Underwriters. The Underwriter shall have received from Davis Polk & Wardwell LLP, counsel for the Underwriter, such opinion or opinions, dated the Closing Date, with respect to such matters as the Underwriter may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Davis Polk & Wardwell LLP may rely as to the incorporation of the Company and all other matters governed by South Dakota law upon the opinion of Brian G. Iverson, General Counsel to the Company, referred to above.

(g) Officers’ Certificate. The Underwriter shall have received a certificate, dated the Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; and, subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the General Disclosure Package or as described in such certificate.

(h) Lock-up Agreements. On or prior to the date hereof, the Underwriter shall have received lockup letters from each of the executive officers and directors of the Company listed on Exhibit C-1 hereto, in each case substantially in the form of Exhibit C-2 hereto.

(i) Approval of Listing. At the Closing Date, the Offered Securities to be purchased by the Underwriter from the Company at such time shall have been approved for listing on the NYSE, subject only to official notice of issuance.

The Company will furnish the Underwriter with such conformed copies of such opinions, certificates, letters and documents as the Underwriter reasonably requests. The Underwriter may in its sole discretion waive on behalf of the Underwriter compliance with any conditions to the obligations of the Underwriter hereunder.

8. Indemnification and Contribution. (a) Indemnification of Underwriters. The Company will indemnify and hold harmless the Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in subsection (b) below.

(b) Indemnification of Company. The Underwriter will indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Underwriter specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by the Underwriter consists of the following information in the Final Prospectus furnished on behalf of the Underwriter: the information contained in the tenth paragraph (pertaining to stabilizing transactions) under the caption “Underwriting”.

(c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriter were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

9. Default of the Underwriter. If the Underwriter defaults in its obligations to purchase Offered Securities hereunder on the Closing Date and the number of shares of Offered Securities that the defaulting Underwriter agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriter is obligated to purchase on the Closing Date, the Underwriter may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons. If the Underwriter so defaults and the aggregate number of shares of Offered Securities with respect to which such default occurs exceeds 10% of the total number of shares of Offered Securities that the Underwriter is obligated to purchase on the Closing Date and arrangements satisfactory to the Underwriter and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of the Company, except as provided in Section 10. As used in this Agreement, the term “Underwriter” includes any person substituted for the Underwriter under this Section. Nothing herein will relieve the Underwriter from liability for its default.

10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriter is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof or the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 7(d), the Company will reimburse the Underwriter for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company and the Underwriter pursuant to Section 8 hereof shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

11. Notices. All communications hereunder will be in writing and, if sent to the Underwriter, will be mailed, delivered or telegraphed and confirmed to the Underwriter at BMO Capital Markets Corp. at 3 Times Square, New York, New York 10036, Attention: Legal Department (facsimile: (212) 702-1205), or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 7001 Mount Rushmore Road, Rapid City, South Dakota 57702, Attention: Brian G. Iverson, General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

14. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) No Other Relationship. The Underwriter has been retained solely to act as an underwriter in connection with the sale of Offered Securities and that no fiduciary, advisory or agency relationship between the Company and the Underwriter has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Underwriter has advised or is advising the Company on other matters;

(b) Arms’ Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms’-length negotiations with the Underwriter and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose. The Company has been advised that the Underwriter and its respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriter has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against the Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriter shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

15. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

If the foregoing is in accordance with the Underwriter’s understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the Underwriter in accordance with its terms.

Very truly yours,
BLACK HILLS CORPORATION
By:	/s/ Richard W. Kinzley
	Name:	Richard W. Kinzley
	Title:	Senior Vice President and Chief Financial Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

BMO CAPITAL MARKETS CORP.
By:	/s/ Eric Benedict
	Name:	Eric Benedict
	Title:	Managing Director

SCHEDULE A

Underwriter	Number of Offered Securities
BMO Capital Markets Corp.	1,222,942
Total	1,222,942

SCH. A-1

SCHEDULE B

1. General Use Issuer Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

None.

2. Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

None.

SCH. B-1

EXHIBIT C-1

1.	David R. Emery
2.	Linden R. Evans
3.	Tony A. Jensen
4.	Kathleen S. McAllister
5.	Michael H. Madison
6.	Steven R. Mills
7.	Robert P. Otto
8.	Rebecca B. Roberts
9.	Mark A. Schober
10.	Teresa A. Taylor
11.	John B. Vering
12.	Thomas J. Zeller
13.	Karen H. Beachy
14.	Scott A. Buchholz
15.	Brian G. Iverson
16.	Richard W. Kinzley
17.	Jennifer C. Landis
18.	Stuart A. Wevik

C-1-1

EXHIBIT C-2

______, 2020

Black Hills Corporation

7001 Mount Rushmore Road
Rapid City, South Dakota 57702

BMO CAPITAL MARKETS CORP.
3 Times Square, 25th Floor

New York, New York 10036

Dear Sirs:

As an inducement to the Underwriter to execute the Underwriting Agreement (the “Underwriting Agreement”), pursuant to which an offering will be made that is intended to result in an orderly market for the common stock, $1.00 par value per share (the “Common Stock”) of Black Hills Corporation, and any successor (by merger or otherwise) thereto, (the “Company”), the undersigned hereby agrees that during the period commencing on the date of this Lock-Up Agreement and continuing and including the date that is 60 days after the date of the final prospectus supplement used to sell the Common Stock pursuant to the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of the Common Stock or any securities convertible into or exercisable or exchangeable for the Common Stock (including such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) (collectively, the “Securities”) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Securities, in cash or otherwise, or (3) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, without, in each case, the prior written consent of BMO Capital Markets Corp.

The restrictions set forth in the immediately preceding paragraph shall not apply to (A) transfers of Securities as a bona fide gift or gifts or by will or intestacy, (B) transfers of Securities to immediate family members, trusts for the benefit of the undersigned or the undersigned’s immediate family members, (C) any Securities offered, sold or otherwise disposed of pursuant to a written plan for trading securities in effect on the date hereof, which was established pursuant to and in accordance with Rule 10b5-1(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), (D) any sale of Securities to the Company to discharge tax withholding obligations resulting from the vesting of equity awards acquired by the undersigned through the Company’s stock and incentive compensation plans, (E) any sale or transfer of Securities to the Company deemed to occur as part of a cashless exercise of stock options held by the undersigned as of the date of the prospectus supplement used to sell the Common Stock, (F) transfers of Securities to the Company pursuant to call provisions of employment agreements and equity grant documents in existence on the date of the final prospectus supplement used to sell the Common Stock, and (G) transfers of Securities acquired by the undersigned in the open market after the date of the final prospectus supplement used to sell the Common Stock; provided that (i) in the case of a transfer in reliance on clause (A), the transferee agrees to be bound in writing by the terms of this Lock-Up Agreement prior to such transfer; (ii) in the case of transfer in reliance on clause (B), the transferee agrees to be bound in writing by the terms of this Lock-Up Agreement prior to such transfer, such transfer shall not involve a disposition for value and no filing by any party (donor, donee, transferor or transferee) under the Exchange Act shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period); and (iii) if the undersigned is required to file a report under the Exchange Act reporting a reduction in beneficial ownership of Securities during the term of this lock-up agreement as a result of a transfer in reliance on clause (D), (E) or (F), then the undersigned shall include a statement in such report that the filing relates to a transfer of Securities to the Company either (x) to discharge tax withholding obligations resulting from the vesting of equity awards acquired by the undersigned through the Company’s stock and incentive compensation plans (in the case of clause (D)), (y) deemed to occur as part of a cashless exercise of stock options held by the undersigned (in the case of clause (E)), or (z) pursuant to a call provision of an existing employment agreement or equity grant documents (in the case of clause (F)).

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In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing restrictions in this Lock-Up Agreement shall be equally applicable to any issuer-directed Securities the undersigned may purchase in the above-referenced offering.

This Lock-Up Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

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